UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EDGE DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3892319
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road NE, 21st Floor

Atlanta, GA 30326

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates
(if applicable): 333-198435

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.0001 per share, of Edge Data Solutions, Inc. (the “ Registrant ”) to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-198435 (the “ Registration Statement ”), initially filed with the U.S. Securities and Exchange Commission on August 28, 2014, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

The following is a complete list of exhibits for this Form 8-A that are incorporated by reference from our Form 10-K for the period ended December 31, 2021, filed on April 1, 2022. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger and Reorganization into Holding Company Structure – September 29, 2016
2.2	Bill of Sale and Assignment and Assumption Agreement – August 23, 2018
3.1	Articles of Incorporation – Southeastern Holdings, Inc. – September 22, 2016
3.2	Certificate of Amendment to Articles of Incorporation – Name Change to Blockchain Holdings Capital Ventures, Inc. – August 30, 2018
3.3	Certificate of Amendment to Articles of Incorporation – Name Change to Edge Data Solutions, Inc. – January 13, 2020
3.4	By-Laws of Edge Data Solutions, Inc. – January 13, 2020
4.1	Certificate of Designation – Class A Preferred Supermajority Voting Shares – September 17, 2018
4.2	Certificate of Designation – Class C Preferred Shares – September 17, 2018
4.3	Amended and Restated Certificate of Designation – Class C Preferred Shares – April 4, 2019
4.4	Amended and Restated Certificate of Designation – Class C Preferred Shares – December 17, 2020
10.1	Reseller Agreement – Midas Green Technologies, LLC – June 24, 2020
10.2	Joint Marketing Agreement – Raptor Power Systems – July 14, 2021
10.3	Product Reseller Agreement – Raptor Power Systems – July 16, 2021
10.4	Engagement Agreement – CIM Securities, LLC – August 31, 2020
10.5	License Agreement – Midas Green Technologies, LLC – November 23, 2020
10.6	Sale of 20 MegaWatt Immersion-Cooled Solution – December 1, 2021
10.7	Engagement Letter and Agreements – Synergia CPA, LLC and Synergia Technology Services, LLC – December 8, 2021
14.1	Code of Ethics

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EDGE DATA SOLUTIONS, INC.

	By:	/s/ Delray Wannemacher
	Name:	Delray Wannemacher, CEO
(Principal Executive Officer)
Date: April 11, 2022